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                                                                   EXHIBIT 10.07

                                UNICA CORPORATION
                             STOCK OPTION AGREEMENT

1. Grant of Option. Unica Corporation, with a principal place of business at 170 Tracer Lane, Waltham, MA 02451 (the "Company"), hereby grants to
         _______________ (the "Optionee"), an option, pursuant to the Company's
         2003 Stock Option Plan (the "Plan"), to purchase an aggregate of
         __________ shares of Common Stock, par value $.01 per share ("Common
         Stock"), of the Company at a price of $_____ per share, purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan or the Agreement, as applicable.

2.       Exercise of Option and Provisions for Termination.

         a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the _____ anniversary date of the date of grant (hereinafter the "Expiration Date"), on a cumulative basis as described below, in installments as to not more than the number of shares and during the respective installment periods set forth below:

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                                        Total Number of Shares
Exercise Period                                Exercisable
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
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

                  The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased, at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time after the Expiration Date.

                  ANY AND ALL SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE FOREGOING OPTIONS SHALL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND COMPANY REPURCHASE RIGHTS SET FORTH IN SECTION 9 BELOW.

         b) Exercise Procedure. Subject to the conditions set forth in the Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the

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                  Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share. In connection with any such exercise, the Company may require Optionee to make an election pursuant to Section 83(b) of the Internal Revenue Code.

         c) Continuous Service Required. Except as otherwise provided in this Section 2, this option may not be exercised unless ninety
                  (90) days prior to exercising this option, the Optionee was and has been at all times since that date of grant of this option, a consultant, director, adviser or employee of the Company or Parent Corporation or Subsidiary.

         d) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date, while he or she is a consultant, adviser, director and/or employee of the Company or Parent Corporation or Subsidiary this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date) by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable by the Optionee only to the extent it was exercisable on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee, or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

3. Payment of Purchase Price. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares or, if approved by Company in its sole discretion, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company. The Company shall promptly notify the Optionee of the Board's determination of fair market value and the Optionee shall notify the Company within ten (10) days whether he accepts or rejects such valuation, or chooses to invoke the appraisal process set forth in Section 9(c)(i) below. Unless the Company receives written notice from the Optionee that the valuation is rejected, the valuation as set by the Board will be deemed accepted by the Optionee as the "Fair Market Value" hereunder. If the Company permits the Optionee to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company.

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         Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

4. Delivery of Shares. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon the exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5.       Non-transferability of Option. Except as provided in paragraph (d) of
         Section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.

6. Nature of Grant. In accepting the grant, the Optionee acknowledges that:

         a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

         b) the grant of the options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

         c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

         d) the Optionee's participation in the Plan shall not create a right to employment with the Company or Parent Corporation or Subsidiary and shall not interfere with the ability of the Company or Parent Corporation or Subsidiary to terminate the Optionee's employment or other service relationship at any time with or without cause;

         e)       the Optionee is voluntarily participating in the Plan;

         f) the option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Parent Corporation or Subsidiary, and which is outside the scope of the Optionee's employment or service contract, if any;

         g) the options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

         h) in the event that the Optionee is not an employee of the Company, the option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the option grant will not be interpreted to form an employment or service contract with the Company or Parent Corporation or Subsidiary;

         i) the future value of the underlying shares is unknown and cannot be predicted with certainty;

         j) if the underlying shares do not increase in value, the options will have no value;

         k) if the Optionee exercises the option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the option price;

         l) in consideration of the grant of options, no claim or entitlement to compensation or damages shall arise from termination of the options or diminution in value of the options or shares purchased through exercise of the options resulting from termination of the Optionee's employment by or service relationship with the Company or Parent Corporation or Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and/or Parent Corporation or Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

         m) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Optionee's employment (whether or not in breach of local labor laws), the Optionee's right to receive options and vest in options under the Plan, if any, will terminate effective as of the date that he or she is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Optionee's right to exercise the options after termination of employment, if any, will be measured by the date of termination of his or her active employment and will not be extended by any notice period mandated under local law; the Board of Directors shall have the exclusive discretion to determine

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                  when the Optionee is no longer actively employed for purposes of his or her option grant.

7. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until such option is properly exercised in accordance with Section 2(b). Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights until such option is properly exercised.

8. Stockholders Agreement. The Optionee agrees that upon the exercise of this option, the Optionee will enter into a certain Stockholders Agreement dated as of November 24, 1999, as amended on March 20, 2001 by and among the Company and the other parties named therein, as the same may be further amended (the "Stockholders Agreement"), by executing a Joinder Agreement in substantially the form attached thereto. Notwithstanding anything to the contrary, the rights of the Company set forth under Section 9 of this Agreement shall take precedence over any rights set forth in Section 2 of the Stockholders Agreement. A copy of the Stockholders Agreement will be provided to the Optionee at the time this option is exercised or, at the request of the Optionee, prior to such exercise.

9. Restrictions on Transfer. The Optionee or his or her respective agent, representative, executor, administrator or other legal representative shall not Transfer any of the shares of Common Stock of the Company resulting from the exercise of this option ("Shares"), except as specifically provided in this Section 9. These restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. For purposes of this Agreement, "Transfer" shall mean any voluntary or involuntary disposition including but not limited to any sale, exchange, assignment, pledge or grant of a security interest.

         a) Company's Right of First Refusal. If at any time Optionee desires to sell any of the Shares pursuant to a bona fide third party offer, then the Optionee shall first offer those Shares to the Company by delivering written notice to the Treasurer of the Company, informing the Company of his intent to sell, which notice shall be accompanied by a copy of the offer received and the name and address of the offeror. The Company shall have the right to purchase any or all of such Shares at the lesser of the price per share contained in such third party offer or the Fair Market Value per share. In the event that the Company has not exercised its purchase option within thirty (30) days after its receipt of the Optionee's notice of intent to sell by sending written notice of its intention to purchase some or all of such Shares to the Optionee, then the Optionee may sell such Shares to such third party, provided, however, that such sale may be made only if it is made strictly in accordance with the terms of the bona fide third party offer and further provided that it is completed within thirty (30) days after the expiration of the Company's purchase option. If such sale is not so completed in accordance with the terms of the preceding sentence, then the Shares shall again become subject to all of the terms of this paragraph. As a condition precedent to the validity and completion of any such sale to a third party, the purchaser shall be required to execute a stockholders agreement containing such restrictions on transfer and required resale provisions as are contained in this Section 9, including the repurchase option in favor of the Company.

b)       Company's Right of Repurchase.

         (i) Right of Repurchase. The Company shall have the assignable right (the "Repurchase Right") to repurchase all of the Shares held by the Optionee (or his or her legal representative), upon the occurrence of any of the events specified in Section 9(b)(ii) below (the "Repurchase Event"). The Company may exercise its Repurchase Right for a period of ninety (90) days beginning six (6) months after the later of the date the Company receives notice of or otherwise becomes aware of a Repurchase Event or the date of the exercise of this Option (the "Repurchase Period"); provided, however, that the Company may exercise its Repurchase Right at any time after the Repurchase Event and prior to the end of the Repurchase Period if the Company determines, in its sole discretion, after consulting with the Company's auditors, that an earlier exercise of its Repurchase Right will not have a material impact on the Company's earnings for financial accounting purposes. The Repurchase Right may be exercised at a price per share equal to (i) in the case of an event specified in
                  Section 9(b)(ii)(A) or (B) below, the greater of the Fair Market Value and the average purchase price paid for such Shares by the Optionee, and (ii) in the case of an event specified in Section 9(b)(ii)(C), the greater of fifty (50%) percent of the Fair Market Value and the average purchase price paid for such Shares by the Optionee.

         (ii) Company's Right to Exercise Repurchase Right. The Company or its assignee shall have the Repurchase Right in the event that any of the following events shall occur:

                    (A) The Optionee is or becomes Financially Impaired (as defined in Section 9(d) hereof);

                    (B) Within one (1) year after the Optionee ceases to serve the Company or Parent Corporation or Subsidiary in the capacity of a consultant, advisor, director or employee, the Optionee provides such services to any entity which competes directly with the business being conducted by the Company at the time the Optionee ceases providing such services to the Company; or

                    (C) The termination of the Optionee with respect to his or her service to the Company or Parent Corporation or Subsidiary as a consultant, adviser, director or employee, as the case may be, for Cause, (as defined in Section 9(e) hereof).

         c) Determination of Fair Market Value. At the time the Company elects to exercise its right to purchase shares, the Company shall promptly notify the Optionee of the Board's determination of fair market value. The Optionee may then choose to invoke the following additional arbitration and notice provisions:

                  (i) If the Optionee provides written notice that the valuation is rejected, during the ten (10) day period following Company's receipt of such notice, each of the Company and the Optionee shall choose an appraiser and the two appraisers shall select a third appraiser, or if they are unable to agree on a third appraiser, then the appraisers shall request the American Arbitration Association to appoint a qualified appraiser, and the appointment by the American Arbitration Association shall be binding on the parties. All appraisers selected hereunder shall be disinterested parties who are experienced in the appraisal of closely held businesses and businesses engaged in activities similar to those conducted by the Company. The appraisers shall value the Company as a going concern. The appraisers shall be directed to issue a written report describing the method of valuation in reasonable detail, and to produce such valuation in thirty (30) days from the date on which he or she obtains from the Company what he or she deems to be sufficient data from which to make the appraisal, but in no event later than forty-five (45) days after the appointment of the appraisers, unless a longer period is agreed to in writing by the Company and the Optionee. The average of the two closest appraised values shall be the "Fair Market Value" per share which shall be conclusive and binding on the parties. The costs of the appraisal shall be borne equally by the parties unless the Company's initial determination of fair market value is less than the appraised fair market value by ten (10%) percent or more, in which case, the Company shall bear the costs of the appraisal. Such arbitration shall be irrevocable and binding on both parties.

                  (ii) In the case of any Shares purchased by the Optionee (or his or her legal representative) pursuant to
                           Section 2(d) hereof during the relevant one (1) year period, the rights granted to the Company hereunder shall, with respect to such Shares, run for the 180 day period beginning on the date such Shares are purchased.

         d) Definition of Financially Impaired. "Financially Impaired" means (i) the filing of a voluntary or involuntary proceeding in bankruptcy or receivership in a court of competent jurisdiction or appointment of a trustee or receiver as a result of a proceeding in a court of competent jurisdiction and the continuance of such proceeding for a period of ninety (90) days without dismissal, or (ii) the entry into any arrangement, composition or reorganization for the benefit of creditors.

         e) Definition of Cause. "Cause" means (i) the Optionee's failure to actively participate in the normal operations of the Company's advisory board if the Optionee is a member thereof, and/or failure to perform in any material respect in accordance with any material provision of any consulting, advising or employment agreement entered into between the Optionee and the Company or Parent Corporation or Subsidiary, which remains uncured to the reasonable satisfaction of the Company or Parent Corporation or Subsidiary within twenty (20) days after the Company's delivery to the Optionee of written notice of such failure, setting forth the details with reasonable specificity, (ii) the Optionee's breach of any of the material terms or conditions contained in any confidentiality or noncompetition agreement entered into for the benefit of the Company, (iii) the Optionee's gross dereliction of duty, which remains uncured to the reasonable satisfaction of the Company or Parent Corporation or Subsidiary within twenty (20) days after the Company's delivery to the Optionee of written notice of such dereliction, setting forth the details with reasonable specificity or (iv) the Optionee's commission of intentional misconduct or a knowing violation of law if such act in either event results in material injury to the Company. A termination of the Optionee's relationship with the Company or Parent Corporation or Subsidiary as a consultant, advisor, director or employee shall be "without Cause" as follows: (i) if, at any time, the Company or Parent Corporation or Subsidiary terminates the Optionee's services as a consultant, advisor, director or employee for any reason other than those specified in the definition of "Cause" above, or (ii) if the Optionee resigned his or her duties as a consultant, advisor, director or employee, because the Company requires the Optionee to relocate more than 100 miles from the office from which the Optionee is required to perform the majority of his or her employment responsibilities immediately prior to his or her resignation, or (iii) the Optionee's resignation.

         f) Payment for Shares. The payment for Shares purchased hereunder by the Company from the Optionee shall be made either in cash or by a promissory note, in a form reasonably acceptable to the Optionee, providing for payment over a period of not greater than five years and containing an interest rate equal to the Base Rate charged by BankBoston N.A. Any purchase of Shares by the Company shall take place at a "Closing" to be held as soon as practicable, but no later than thirty (30) days after the date the Company notifies the Optionee that it is exercising its right under paragraph (a) or (b) above, as the case may be. At the Closing, the Optionee (or his or her legal representative) shall deliver to the Company certificates for the Shares to be purchased, duly endorsed in blank and the Company shall make payment for such Shares as provided above.

         g) Legend. All Shares shall be endorsed with the following legend at the time of issuance:

                  "This certificate and the shares represented hereby are subject to restrictions on transfer as set forth in a certain Stock Option Agreement. No sale, transfer, assignment or other disposition of this certificate or the shares represented hereby shall be valid unless made in accordance with the terms and conditions of such Agreement, a copy of which is on file and is available for examination at the principal office of the Company."

         h) Expiration of Restrictions on Transfer. The restrictions contained in this Section 9 shall terminate at the time of either (i) a distribution to the public of shares of Common Stock of the Company pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, or any successor statute in an amount exceeding $2 million dollars, (ii) a vote of the stockholders of the Company approving the transfer or sale of all, or substantially all, of the assets of the Company to another entity or a merger or consolidation of the Company with another entity where such entity is the surviving entity or
                  (iii) the transfer of more than 50% of the outstanding voting stock of the Company in a single transaction or related series of transactions.

10. Recapitalization. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares to which this option shall be exercisable. Such adjustment to this option shall be made without change in the total price applicable to the unexercised portion of this option, and a corresponding adjustment in the option price per share shall be made.

11. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation (other than any merger or consolidation in which the holders of the capital stock of the Company immediately prior to such transaction entitled to vote for the election of directors hold a majority of the capital stock entitled to vote for the election of directors of the surviving or resulting corporation or other entity), or in case all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of the Company is acquired by any other corporation, person or entity, or in case of a liquidation of the Company (each a "Reorganization Event"), then, prior to the Expiration Date or termination of this option, and within twelve (12) months following such Reorganization Event, if the Optionee is terminated without Cause, as defined in Section 9(e), or the Optionee resigns his or her position for Good Reason, as defined in this Section 11 below, then all installments of this option set forth in Section 2 which would have become vested and exercisable within the twelve (12) months following such Reorganization Event shall become immediately vested and exercisable. For the purposes of this Section 11 only, "Good Reason" shall mean (i) a requirement of the Optionee to relocate more than 100 miles from the office from which the Optionee is required to perform the majority of his or her employment responsibilities immediately prior to the Reorganization Event, or (ii) a reduction in base salary other than an across the board reduction for all consultants, directors, advisers or employees at Optionee's level (exclusive of bonuses and/or commissions, vacation pay, leave pay, 401k contributions, stock options, insurance benefits, fringe benefits or any other employee benefit).

12. Responsibility for Taxes. Regardless of any action the Company or Parent Corporation or Subsidiary takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains his or her responsibility and that the Company and/or Parent Corporation or Subsidiary (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option grant, including the grant, vesting or exercise of the option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the option to reduce or eliminate the Optionee's liability for Tax-Related Items.

         Prior to exercise of the option, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or Parent Corporation or Subsidiary to satisfy all withholding and payment on account obligations of the Company and/or Parent Corporation or Subsidiary. In this regard, the Optionee authorizes the Company and/or Parent Corporation or Subsidiary to withhold all applicable Tax-Related Items legally payable by the Optionee from his or her wages or other cash compensation paid to the Optionee by Company and/or Parent Corporation or Subsidiary or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of shares that the Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, the Optionee shall pay to the Company or Parent Corporation or Subsidiary any amount of Tax-Related Items that the Company or Parent Corporation or Subsidiary may be required to withhold as a result of the Optionee's participation in the Plan or the Optionee's purchase of shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

13. Investment Representations.

         The Optionee represents, warrants and covenants that:

         a) Any Shares purchased hereunder shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of any laws or regulations, including but not limited to the U.S. Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         b) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

         c) The Optionee is able to bear the economic risk of holding the Shares for any required holding periods.

14. DATA PRIVACY. THE OPTIONEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE OPTIONEE'S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE PARENT CORPORATION OR SUBSIDIARY, AND THE COMPANY FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE OPTIONEE'S PARTICIPATION IN THE PLAN.

         THE OPTIONEE UNDERSTANDS THAT THE COMPANY AND PARENT CORPORATION OR SUBSIDIARY HOLD CERTAIN PERSONAL INFORMATION ABOUT THE OPTIONEE, INCLUDING, BUT NOT LIMITED TO, THE OPTIONEE'S NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF COMMON STOCK OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE OPTIONEE'S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN ("DATA"). THE OPTIONEE UNDERSTANDS THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE OPTIONEE'S COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE OPTIONEE'S COUNTRY. THE OPTIONEE UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE OPTIONEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE OPTIONEE'S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE OPTIONEE MAY ELECT TO DEPOSIT ANY SHARES OF STOCK ACQUIRED UPON EXERCISE OF THE OPTION. THE OPTIONEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE THE OPTIONEE'S PARTICIPATION IN THE PLAN. THE OPTIONEE UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE OPTIONEE UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING HIS OR HER CONSENT MAY AFFECT HIS OR HER ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF THE

         OPTIONEE'S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE OPTIONEE UNDERSTANDS THAT HE OR SHE MAY CONTACT HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE.

  15. Governing Law. This option grant is governed by, and subject to, the laws of the Commonwealth of Massachusetts, as provided in the Plan.

         For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonweath of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

16. Language. If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.      Miscellaneous.

         a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by Federal Express or similar overnight courier or by registered or certified mail, postage prepaid, addressed in any event to the parties at their respective addresses set forth beneath their names below, or to such other address of which the parties have given notice in accordance with this
                  Section 14(b). Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) five (5) business days after being deposited with the relevant postal service, if sent by registered or certified mail, unless the receipt for delivery states a different date or (iii) three (3) business days, if sent by Federal Express or similar overnight courier, unless the receipt for delivery states a different date.

         c) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the option, the Plan or future options that may be granted under the Plan by electronic means, and the Optionee hereby consents to receive such documents by electronic delivery.

         d) By acceptance of this option the Optionee agrees to the terms and conditions hereof.

         e) Unica certifies and represents that the 2003 Stock Option Plan dated July 23, 2003, is the current and effective version of the Stock Option Plan.

Date of Grant:                              UNICA CORPORATION

                                            By: ________________________________
Accepted and Agreed:                        Title:
                                            Address:

_______________________________
Optionee
Address

In consideration for the Options granted under this Agreement, I hereby accept and reaffirm, in its entirety, all terms of the Non Competition, Non-Disclosure and Developments Agreement dated XXXX, including, but not limited to the non-competition and non-solicitation terms contained in sections 1 and 2 of such agreement.

Optionee Name

Signature         Date

                                ADDENDUM A TO THE
                             STOCK OPTION AGREEMENT
                           UNDER THE UNICA CORPORATION
                             2003 STOCK OPTION PLAN

                            (CALIFORNIA PARTICIPANTS)

         The Company has granted to the Optionee an option to purchase shares of Common Stock pursuant to the Plan, subject to the terms and conditions set forth in the option agreement of even date herewith and the Plan. Notwithstanding anything set forth in the option agreement and the Plan, the Optionee and the Company acknowledge that the following provisions (the "Addendum") shall apply and that each such provision is a material condition of the Company's agreement to issue the Option and sell the shares subject to the Option to the Optionee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan or the option agreement, as applicable.

         1. Exercisability and Option Term. Stock options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the option agreement evidencing such Option; provided that with the exception of Options granted to officers, directors, advisors or consultants of the Company or its Subsidiary, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the date of grant of such Option, subject to the Optionee's continued employment or involvement with the Company or its Subsidiary. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth (10th) anniversary of the date of grant of such Option or, in the case of a 10% Owner Optionee who is granted an Incentive Stock Option, such Incentive Stock Option shall not be exercisable on or after the fifth (5th) anniversary of the date of grant.

         2. Termination of Service Relationship. In the event that an Optionee's service relationship terminates, such Optionee may thereafter exercise his, her or its option, to the extent that it was vested and exercisable on the date of such termination, until the date specified below. Any portion of the Option that is not exercisable on the date of termination of such service relationship shall immediately expire and be null and void. Once any portion of the Option becomes vested and exercisable, the Optionee's right to exercise such Option (or the Optionee's representatives and legatees as applicable) in the event of a termination of the Optionee's service relationship shall continue at least until the earliest of: (i) the date which is: (A) six (6) months following the date on which the Optionee's service relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable option agreement), or (B) thirty (30) days following the date on which the Optionee's service relationship terminates if the termination is due to any other reason (or such longer period of time as determined by the Committee and set forth in the applicable option agreement), or (ii) the Expiration Date set forth in the option agreement; provided that notwithstanding the foregoing, an option agreement may provide that if the Optionee's service relationship is terminated for "Cause" (as defined in the option agreement), the Option shall terminate immediately and be null and void upon the date of the Optionee's termination and shall not thereafter be exercisable. As used in this Addendum, the term "Disability" shall mean the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Company or its Subsidiary because of the sickness or injury of the Optionee.

         3. Nontransferability of Options. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor); provided that a Non-Qualified Stock Option may provide in the applicable option agreement that it is transferable by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e). Further, all options shall be exercisable, during the Optionee's lifetime, only by the Optionee, or the Optionee's legal representative or guardian in the event of the Optionee's incapacity.

         4. Provision of Information. At least annually, each Optionee shall receive financial statements of the Company; provided, however, the Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

         5. Repurchase Rights. Shares of Common Stock issued pursuant to options may be subject to one or more repurchase rights or other conditions and restrictions as determined by the Committee and set forth in the applicable option agreement. The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable. Any repurchase right for shares of Common Stock issued pursuant to this Plan shall be at such purchase price as is set forth in the option agreement; provided that: (i) the right to repurchase at the original purchase price must lapse at a rate of at least twenty percent (20%) per year from the date of grant of the option and must be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of the termination of employment (or, if later, within ninety (90) days of the exercise of any Option); and (ii) the right to repurchase at no less than the Fair Market Value of the shares to be repurchased (measured as of the date of termination of employment), must be exercised for cash or cancellation of purchase money indebtedness for such shares within ninety (90) days of the termination of employment (or, if later, within ninety (90) days of the exercise of any Option) and the right to repurchase must terminate when the Company's shares become publicly traded. Notwithstanding the foregoing, options held by officers, directors, advisors or consultants of the Company or its Subsidiary may be subject to additional or greater restrictions.

                            [Signature Page Follows]

         The foregoing Addendum is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the Grant Date.

                                             [___________________]

                                             By: ______________________________
                                                 Name:
                                                 Title:

         The foregoing Addendum is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of ________________________, 20___.

                                             GRANTEE:

                                             ___________________________________
                                             Name:

SPOUSE'S CONSENT

I acknowledge that I have read the foregoing Addendum and understand the contents thereof.

________________________________
Name